                                                                    EXHIBIT 4.10

                              AMENDED AND RESTATED
                              INVESTORS' AGREEMENT


     This AMENDED AND RESTATED INVESTORS' AGREEMENT is dated as of January 31, 1997, by and among Harry's Farmers Market, Inc., a Georgia corporation (the

"Company"), Harry A. Blazer ("HB") and the parties listed on Schedule I attached
--------                      --
hereto (the "Investors").
             ---------

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, pursuant to the terms of the Share and Warrant Purchase Agreements, dated as of December 30, 1994 (the "Share and Warrant Purchase
                                                --------------------------
Agreements"), between the Company and each of the Investors each Investor
----------
purchased the number of shares of the Company's Series A Redeemable Convertible Preferred Stock, stated value $9.00 per share (the "Series A Preferred
                                                    ------------------
Stock"),and warrants and performance warrants (together, the "Warrants")
                                                              --------
exercisable for shares of the Company's Class A Common Stock, no par value per share (the "Class A Common Stock") set forth opposite such Investor's name on
            --------------------
Schedule I;

     WHEREAS, the Company, HB and each of the Investors entered into that Investors' Agreement dated December 30, 1994 (the "Original Agreement") to regulate certain aspects of their relationship; and

     WHEREAS, HB owns 2,050,701 shares of the Company's Class B Common Stock, no par value per share (the "Class B Common Stock" and together with the Class A
                          --------------------
Common Stock, the "Common Stock"), and no shares of Class A Common Stock (such
                   ------------
shares, along with any shares of Common Stock or other equity securities of the Company that HB may subsequently acquire, the "HB Shares"); and
                                               ---------

     WHEREAS, pursuant to the terms of that Preferred Stock Exchange Agreement of even date herewith between the Company, Robert Fleming Nominees Ltd. and each of the Investors (the "Exchange Amendment") each of the Investors has agreed that upon the consummation of the transactions set forth in that Transaction Agreement of even date herewith between the Company and HFMI Acquisition Corporation, a Delaware corporation ("Newco"), intends to exchange each share of Series A Preferred Stock held by each Investor for one share of Series AA Preferred Stock, stated value $9 per share, of the Company (the "AA Preferred Stock").

     WHEREAS, each of the Investors, HB, and the Company desires to amend and restate the terms of the Original Agreement as set forth herein.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.   Rights of Inclusion.
          -------------------

          (a) In the event HB proposes to Transfer (as such term and other capitalized terms used herein are defined in Section 2 hereof), any HB Shares (the "Transferor Shares") to any Person (the "Buyer"), as a condition to such
      -----------------                       -----
Transfer, HB shall cause the Buyer to offer (the "Inclusion Offer") to purchase
                                                  ---------------
from each Investor, at the option of each Investor, up to that number of Investor Shares determined in accordance with Section 1(b) on the same terms and conditions as are applicable to the Transferor Shares (including any consideration to be received by HB in the form of bonuses, consulting fees, noncompetition payments, pursuant to employment arrangements or similar arrangements), provided, that the Investors shall not be required to provide any representation, warranty or other undertaking other than with respect to its ownership of, and authority to Transfer, such Investor Shares free of any liens or encumbrances. HB shall provide prompt written notice to each Investor (the "Inclusion Notice") setting forth all the terms and conditions of the Inclusion
 ----------------
Offer, and each Investor may accept the Inclusion Offer in whole or in part by providing a written notice of acceptance to HB within twenty (20) days of delivery of the Inclusion Notice to such Investor.

          (b) Each Investor shall have the right to sell, pursuant to the Inclusion Offer, Investor Shares representing the same percentage of all Investor Shares as the Transferor Shares are of all HB Shares; provided, however, that if such Investors elect not to exercise such right, HB shall nonetheless be entitled to Transfer all of the Transferor Shares described in the Inclusion Notice. In the event the number of Investor Shares for which Investors elect to exercise such right, along with the Transferor Shares and any other shares of the Company to be sold by other shareholders pursuant to any similar rights granted to such other shareholders, exceed the number of shares which the Buyer is willing to purchase, the number of shares to be Transferred to the Buyer by such transferor shall be reduced so that each transferor is entitled to Transfer the same percentage of its shares as each other transferor. If an Investor elects to exercise such right, such Investor may, in its sole discretion, determine the composition of the Investor Shares (i.e., the number of the AA Preferred Stock, Warrants, and Class A Common Stock to be included in the Investor Shares) to be Transferred to the Buyer pursuant to the Inclusion Offer. In the event an Investor chooses to include any AA Preferred Stock or any Warrants in the Investor Shares to be Transferred to the Buyer pursuant to the Inclusion Offer, such Investor shall, prior to or simultaneously with such Transfer, convert such AA Preferred Stock into shares of Class A Common Stock and exercise such Warrants into shares of Class A Common Stock so that such Investor Transfers only Class A Common Stock to the Buyer.

          (c) HB shall have ninety (90) days, commencing on the date of the Inclusion Notice, in which to Transfer, on behalf of himself and the Investors, up to the number of shares covered by the Inclusion Offer (including the Transferor Shares) to the Buyer. The terms of such Transfer, including, without limitation, price and form of consideration, shall be as set forth in the Inclusion Notice. If at the end of such ninety (90) day period HB has not completed the Transfer of the Transferor Shares and the Investor Shares (if any) proposed to be Transferred, HB may not proceed with such Transfer or any other Transfer without first giving a new Inclusion Notice pursuant to the provisions of this Section 1.

          (d) If HB is able to complete the Transfer of the Transferor Shares and the Investor Shares (if any) proposed to be Transferred within such ninety
(90) day period, at the closing thereof, such Investors Transferring Investor Shares shall deliver to the Buyer a certificate of certificates representing the Investor Shares to be Transferred pursuant to the Inclusion Offer, free and clear of all liens and encumbrances, and the Buyer shall pay to such Investor the purchase price for the Investor Shares so Transferred pursuant to this
Section 1 and shall furnish such other evidence of the completion of such

Transfer and the terms thereof as may be reasonably requested by such Investor.

          (e) The provisions of this Section 1 shall not apply to any Transfer or proposed Transfer by HB of HB Shares which, together with all other Transfers by HB of HB Shares on or prior to the date of such Transfer represent ten percent (10%) or less of the HB Shares held by HB on the date hereof, appropriately adjusted to reflect any stock split, stock dividend, recapitalization or similar event. If any Transfer of the HB Shares, either alone or together with all previous Transfers, exceeds such ten percent (10%) threshold, the exclusion provided by this Section 1(e) shall apply to the Transfer of that number of HB Shares needed to reach the ten percent (10%) threshold and the other provisions of this Section 1 shall apply to the Transfer of all HB Shares in excess of such ten percent (10%) threshold. In the event that any Investor ceases to hold, directly or indirectly, AA Preferred Stock, Warrants and Class A Common Stock representing at least fifteen percent (15%) of the number of shares of Class A Common Stock into which the AA Preferred Stock acquired by Investors pursuant to the Exchange Agreement and the Warrants acquired by the Investors pursuant to the Share and Warrant Purchase Agreement, as applicable, may be converted or exercised, then the provisions of this
Section 1 shall terminate and be of no further force or effect with respect to such Investor.

     2. Definitions.
        -----------

        As used herein, the following terms shall have the respective meanings set forth below:

     "AA Preferred Stock" shall have the meaning set forth in the fourth WHEREAS
      ------------------
clause hereof.

     "Buyer" shall have the meaning set forth in Section 1(a) hereof.
      -----

     "Class A Common Stock" shall have the meaning set forth in the first
      --------------------
WHEREAS clause hereof.

     "Class B Common Stock" shall have the meaning set forth in the third
      --------------------
WHEREAS clause hereof.

     "Common Stock" shall have the meaning set forth in the third WHEREAS clause
      ------------
hereof.

     "Company" shall have the meaning set forth in the first paragraph hereof.
      -------

     "HB" shall have the meaning set forth in the first paragraph hereof.
      --

     "HB Shares" shall have the meaning set forth in the third WHEREAS clause
      ---------
hereof.

     "Investors" shall have the meaning set forth in the first paragraph hereof.
      ---------

     "Investor Shares" means, with respect to each Investor all AA Preferred
      ---------------
Stock, Warrants and Class A Common Stock owned by such Investor.

     "Inclusion Notice" shall have the meaning set forth in Section 1(a) hereof.
      ----------------

     "Inclusion Offer" shall have the meaning set forth in Section 1(a) hereof.
      ---------------

     "Investors" shall have the meaning set forth in the first paragraph hereof.
      ---------

     "Investor Shares" means, with respect to each Investor all AA Preferred
      ---------------
Stock, Warrants and Class A Common Stock owned by such Investor.

     "Performance Warrants" shall have the meaning set forth in the first
      --------------------
WHEREAS clause hereof.

     "Person" means an individual corporation, partnership, limited liability
      ------
company, firm, association, joint venture, trust, unincorporated organization, governmental body, agency, political subdivision or other entity.

     "Share and Warrant Purchase Agreements" shall have the meaning set forth in
      -------------------------------------
the first WHEREAS clause hereof.

     "Transfer" means, with respect to any security, any direct or indirect
      --------
sale, transfer, assignment, hypothecation, pledge or any other disposition of such security or any interest therein.

     "Transferor Shares" shall have the meaning set forth in Section 1(a)
      -----------------
hereof.

     "Warrants" shall have the meaning set forth in the first WHEREAS clause
      --------
hereof.

     3. Miscellaneous.
        -------------

     (a) In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

     (b) Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against any provision of this Agreement will be effective against any party hereto unless such modification, amendment or waiver is approved in writing by all parties hereto. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     (c) All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

     (d) All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or sent by nationally recognized overnight courier service to the parties at the following addresses or facsimile numbers:


                (i)   If to Investors, to the addresses
                      indicated on Schedule I hereto:

               (ii)   If to the Company, to:
                      Harry's Farmers Market, Inc.
                      1180 Upper Hembree Road
                      Roswell, GA 30076
                      Facsimile:  (404) 772-9062
                      Attn:  Harry A. Blazer

                      with a copy to:
                      Alston & Bird
                      One Atlantic Center
                      1201 W. Peachtree Road, N.W.
                      Atlanta, GA 30309-3424
                      Facsimile:  (404) 881-7777
                      Attn:  John Latham

              (iii)   If to HB, to:
                      Harry A. Blazer
                      c/o Harry's Farmers Market
                      1180 Upper Hembree Road
                      Roswell, GA 30076

                      with a copy to:
                      Alston & Bird
                      One Atlantic Center
                      1201 W. Peachtree Road, N.W.
                      Atlanta, GA 30309-3424
                      Facsimile:  (404) 881-7777
                      Attn:  John Latham

All such notices, requests and other communications will (x) if delivered personally to the address as provided in this Section 3(d), be deemed given upon delivery, (y) if delivered by facsimile transmission to the facsimile number as provided in this Section 3(d), be deemed given upon receipt and (z) if delivered by nationally recognized overnight courier service in the manner described above to the address as provided in this Section 3(d), be deemed given on the business day following the day it was sent (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 3(d)). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

     (e) The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     (f) If any provision of this Agreement is held to be illegal, invalid or unenforceable, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     (g) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.

     (h) This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     (i) This Agreement hereby amends and restates the terms of the Original Agreement in their entirety and shall only become effective upon the consummation of the transactions set forth in the Transaction Agreement, at which time the Original Agreement will be of no further force and effect from the date thereof. In the event that the transactions set forth in the Transaction Agreement are not consummated, this Agreement shall terminate and the Original Agreement shall continue in effect.

                                 *  *  *  *  *

     IN WITNESS WHEREOF, the parties have duly executed this Amended and Restated Investors' Agreement as of the date first written above.

                                 HARRY'S FARMERS MARKET, INC.


                                 By: /s/ Harry A. Blazer
                                    ------------------------------
                                    Name: Harry A. Blazer
                                    Title: President

                                 AXA EQUITY & LAW LIFE ASSURANCE
                                    SOCIETY


                                 By: /s/ Anthony R. Arnold
                                    ------------------------------
                                 Anthony R. Arnold
                                 Associate Director
                                 AXA Equity & Law Investment
                                   Managers, Ltd.

                                 ORBIS PENSION TRUSTEES LTD.


                                 By: /s/ David J. Lewis
                                    ------------------------------
                                 David J. Lewis
                                 Investment Manager


                                 ASHFORD CAPITAL PARTNERS, L.P.

                                 By: Ashcap Corp., General Partner


                                 By: /s/ Theodore H. Ashford
                                    ------------------------------
                                 Theodore H. Ashford
                                 President

                                 /s/ Theodore H. Ashford
                                 -------------------------------------
                                 Theodore H. Ashford

                                 /s/ Harry A. Blazer
                                 -------------------------------------
                                 Harry A. Blazer

                                                                      SCHEDULE I
                                   INVESTORS

                                                   Number of Shares of:
                                                                                 Class A
                                                                                 Common
                                                                                 Stock for
                                                          Class A                which the
                                                          Common Stock for       Performance
                                         AA Preferred     which the Warrants     Warrants are
Name and Address                         Stock            are Exercisable        Exercisable
----------------                         ------------     ------------------     ------------
AXA Equity & Law Life                         166,667                 56,250            8,333
  Assurance Society
20 Lincoln's Inn Fields
London WC2A 3ES
England
Facsimile No.:
    011-44-71-242-5030
Attn:   Mr. Tony Arnold
        Associate Director

Orbis Pension Trustees Ltd.                   111,111                 37,500            5,556
c/o Chatsworth Management Services,
   Ltd.
One Connaught Place
London W2 2DY
England
Facsimile No.:
    011-44-71-298-0002
Attn:  Mr. David Lewis
       Investment Manager

Ashford Capital Partners, L.P.                 44,444                 15,000            2,222
3801 Kennett Pike
Suite B-107
Wilmington, DE  19807
Facsimile No.:
    (302) 655-8690
Attn:  Mr. Theodore H. Ashford,
       President

Theodore H. Ashford                            11,111                  3,750              556
c/o Ashford Capital Partners, L.P.
3801 Kennett Pike
Suite b-107
Wilmington, DE  19807
Facsimile No.:
    (302) 655-8690
